UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of MabVax Therapeutics Holdings, Inc. (the “Company”), was held on October 2, 2017, at 3:00 p.m. Pacific Daylight Time/6:00 p.m. Eastern Daylight Time (the "Special Meeting"). At the Special Meeting, a total of 6,257,337 shares, or 50.22%, of the Company's stock entitled to vote at the Special Meeting, including Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, and Series J Convertible Preferred Stock voting on an as-converted basis, subject to certain voting limitations set forth in the respective governing Certificates of Designation, were represented in person or by proxy.

The meeting was adjourned until Friday, October 6, 2017, to allow sufficient time for votes to be received on the following proposal:

1) To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price is required to continue to meet the continued listing qualifications for the NASDAQ Stock Exchange, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to September 28, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

At the time the Special Meeting was adjourned, the above proposal had received the support of approximately 48.68% of all shares of the Company’s stock entitled to v ote at the meeting. The affirmative vote of over 50% of the issued and outstanding voting power of the Company’s outstanding voting shares is required for the approval of Proposal 1.

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

2) To approve the potential issuance of up to an aggregate of 3,400,000 shares of common stock, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on August 11, 2017, consisting of (i) 2,386,360 shares of common stock issuable upon conversion of Series J Preferred Stock, issued to investors in a financing consummated in August 2017 and (ii) 1,013,640 shares of common stock available for issuance under designated but unissued shares of Series J Preferred Stock.

Votes For	Votes Against	Abstain
6,005,799	203,025	48,513

The proposal was approved.

3) If Proposal 2 is approved, to approve the potential issuance of up to 6,500,000 shares of common stock upon conversion of Series K Preferred Stock issuable in connection with a financing consummated in August 2017, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on August 11, 2017.

Votes For	Votes Against	Abstain
6,018,732	160,098	78,507

The proposal was approved.

4) To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
5,935,507	269,161	52,669

The proposal was approved.

5) To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Votes For	Votes Against	Abstain
5,984,000	221,107	52,230

The proposal was approved.

6) To approve the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, including the reservation of 6,128,406 shares of common stock for issuance thereunder.

Votes For	Votes Against	Abstain
5,964,632	244,139	48,566

The proposal was approved.

Item 8.01    Other Events.

The Company announced today approval of Proposals 2, 3, 4, 5, and 6, and that it adjourned the Special Meeting to October 6, 2017, at 10:00 a.m. Pacific Daylight Time/1:00 p.m. Eastern Daylight Time to vote on Proposal 1. The adjourned meeting will be held at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. A copy of the press release is attached.

 Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated October 3, 2017

Important Information

This Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Special Meeting. The Company has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the Special Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by the Company with the Securities and Exchange Commission at www.sec.gov  The proxy statement and these other documents may also be obtained upon request addressed to the Company's Corporate Secretary at MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: October 3, 2017	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer